UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

    On June 11, 2009, Chesapeake Energy Corporation (“Chesapeake”) entered into a perpetual Multi-Counterparty Secured Hedging Facility (the “Hedge Facility”) with 13 institutions, as Initial Hedge Counterparties (“Hedge Counterparties”), with Barclays Bank PLC serving as the Hedge Facility Calculation Agent and Wells Fargo Bank, National Association serving as the Hedge Facility Collateral Agent.  Chesapeake also entered into an associated ISDA Master Agreement with each of the Hedge Counterparties under substantially similar terms as required in order for each Hedge Counterparty to become party to the Hedge Facility.  The Hedge Facility allows Chesapeake to enter into financially settled natural gas, oil, natural gas basis and oil basis hedges with the Hedge Counterparties.  The Hedge Facility will consolidate and replace the six secured bi-lateral commodity hedge facilities that Chesapeake and its affiliates currently have in place.

Chesapeake’s obligations under the Hedge Facility will be secured primarily by its proved reserves pledged to the Collateral Agent on behalf of the Hedge Counterparties (the “Reserves”) as well as guarantees from certain of its affiliates.  The Hedge Counterparties’ obligations under the Hedge Facility will be secured by cash or short-term U.S. Treasury instruments to the extent that any mark-to-market amounts they owe to Chesapeake exceed defined thresholds.

The maximum volume-based trading capacity under the Hedge Facility is governed by the expected production of the Reserves and volume-based trading limits are applied separately to price and basis hedges.  In addition, there are volume-based sub-limits for natural gas and oil hedges. Each individual Hedge Counterparty’s trading capacity and availability to trade under the Hedge Facility (which may and does vary amongst the Hedge Counterparties) is governed by a pre-set i) maximum volume of contracts and/or, ii) maximum mark-to-market-based exposure level to Chesapeake.  Based on the participation of the initial 13 Hedge Counterparties, at inception the Hedge Facility will have a maximum of $9.835 billion of mark-to-market-based capacity and 368,813 contracts of volume-based trading capacity.   Chesapeake may add Reserves at any time in order to increase its trading capacity under the Hedging Facility and has significant flexibility with regard to releases and/or substitutions of Reserves from the Facility, provided that certain collateral coverage and other requirements are met.

The minimum required trading capacity of the Hedging Facility is 125,000 contracts, provided that Chesapeake may reduce the trading capacity to zero contracts at any time.  In such a circumstance, the Hedge Facility allows Chesapeake greater flexibility in releasing Reserves from the Hedge Facility than in the normal course, provided certain collateral coverage and other requirements are met.

    It is anticipated that any existing commodity hedges of all 13 Hedge Counterparties will be assigned, novated and/or transferred into the Hedge Facility over the coming months as Reserves are added to the Hedge Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      June 17, 2009